AMENDMENT NO. 1 TO CREDIT AGREEMENT

AMENDMENT NO. 1, dated as of May 25, 2007 (this “Amendment”), to the Credit Agreement, dated as of October 24, 2006 (the “Credit Agreement”), by and among The Bombay Company, Inc., BBA Holdings, LLC, Bombay International, Inc., The Bombay Furniture Company of Canada Inc., as borrowers (the “Borrowers”), the lenders signatory thereto from time to time (the “Lenders”), General Electric Capital Corporation, for itself, as Lender, and as administrative agent and collateral agent for the Lenders (in such capacity, the “Agent”) and GE Canada Finance Holding Company as Canadian agent (in such capacity, the “Canadian Agent”).

W I T N E S S E T H :

WHEREAS, the Borrowers have requested that the Lenders amend the Credit Agreement to permit the Borrowers to incur additional debt under a secured term loan from GB Merchant Partners LLC (the “Term Agent”) in the aggregate principal amount of $10,000,000 pursuant to the Term Loan Agreement (as defined below);

WHEREAS, the Lenders have agreed to amend the provisions of the Credit Agreement but only on the terms and subject to the conditions herein provided;

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter contained, the parties hereto agree as follows:

1.  Defined Terms. Capitalized terms used herein but not defined herein have the respective meanings ascribed thereto in the Credit Agreement.

“Amendment Fee Letter” means the letter agreement, dated as of May 25, 2007, addressed to the Borrowers from the Agent and accepted by the Borrowers, with respect to certain fees to be paid to the Agent.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of June 5, 2007 among Agent, Term Agent and the Borrowers, in form and substance acceptable to the Agent.

“Security Agreements” means, collectively (a) Amendment No. 1 dated as of June 5, 2007 to the Guaranty and Security Agreement dated as of October 24, 2006 and (b) the Amended and Restated Canadian Security Agreement dated as of June 5, 2007.

“Term Loan Agent” means GB Merchant Partners, LLC, as agent, and its successors.

“Term Loan Agreement” means the Term Loan Agreement dated as of the date hereof among the Term Agent, the Term Loan Lenders and the Borrowers, in form and substance acceptable to the Agent, as amended, restated, supplemented, replaced or otherwise modified from time to time in accordance with the terms of the Intercreditor Agreement.

“Term Loan Documents” means, collectively, the Term Loan Agreement and the Term Loan Guaranty and Security Agreement.

“Term Loan Guaranty and Security Agreement” means the Guaranty and Security Agreement dated as of June 5, 2007 by and among Term Agent and Term Loan Lenders and Grantors, in form and substance acceptable to the Agent, as amended, restated, supplemented, replaced or otherwise modified from time to time.

“Term Loan Lenders” means the term lenders under the Term Loan Agreement.

2.  Amendments.

(a)  Section 1.1 (Defined Terms). Section 1.1 (Defined Terms) is hereby amended as follows:

(i)  The following definition of “Amendment No. 1 Effective Date” shall be inserted in its proper alphabetical order:

“Amendment No. 1 Effective Date” shall mean June 5, 2007.

(ii)  The definition of “Availability” shall be amended and restated in its entirety as follows:

“Availability” means, as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount as determined by the Administrative Agent at any time, in its Permitted Discretion equal to (a) the lesser of (i) the Maximum Revolver Amount and (ii) the Aggregate Borrowing Base, minus (b) the sum of the U.S. Revolving Credit Out standings and the Canadian Revolving Credit Outstanding (in each case, determined after giving effect to all sublimits and Reserves then applicable hereunder).

(iii)  The definition of “Cash Dominion Event” shall be amended and restated in its entirety as follows:

“Cash Dominion Event” means (a) the occurrence and continuance of any Event of Default, or (b) the period commencing with each failure by the Borrowers to maintain Adjusted Availability in an amount of greater than (i) ten percent (10%) of the Aggregate Borrowing Base for a period of 5 consecutive Business Days or (ii) five percent (5%) of the Aggregate Borrowing Base at any time and, in each case, ending with the occurrence of a Cash Dominion Reversion; provided, however that (y) no more than 2 Cash Dominion Reversions may occur in any 12 month period and (z) if an additional Cash Dominion Event occurs during such 12 month period, no further Cash Dominion Reversions may occur through and including the Scheduled Maturity Date.

(iv)  The definition of “Minimum Availability Amount” shall be amended and restated in its entirety as follows:

“Minimum Availability Amount” means, as of any date of determination, the greater of (a) 7.5% of the Aggregate Borrowing Base and (b) the Term Loan Reserve Amount.

(v)  The definition of “Permitted Liens” shall be amended by deleting “and” at the end of clause (m) and inserting the following new clause (o) at the end thereof immediately before the period:

“,and (o) Liens securing the Permitted Term Debt”.

(vi)  The following definition of “Permitted Term Debt” shall be inserted in its proper alphabetical order:

“Permitted Term Debt” means all “Obligations”, as defined in the Term Loan Agreement.

(vii)  The following definition of “Term Loan Agent” shall be inserted in its proper alphabetical order:

“Term Loan Agent” means GB Merchant Partners LLC, as agent, and its successors.

(viii)  The following definition of “Term Loan Agreement” shall be inserted in its proper alphabetical order:

“Term Loan Agreement” means the Term Loan Agreement dated as of May 25, 2007 among the Term Loan Agent, the lenders party thereto and the Borrowers, as in effect on the Amendment No. 1 Effective Date, as amended, restated, supplemented, replaced or otherwise modified from time to time in accordance with the terms of the Intercreditor Agreement.

(ix)  The following definition of “Term Loan Documents” shall be inserted in its proper alphabetical order:

“Term Loan Documents” means the Term Loan Agreement , together with all other documents and agreements contemplated thereunder and executed in connection therewith.

(x)  The following definition of “Term Loan Lenders” shall be inserted in its proper alphabetical order:

“Term Loan Lenders” means the term lenders under the Term Loan Agreement.

(xi)  The following definition of “Term Loan Reserve” shall be inserted in its proper alphabetical order:

“Term Loan Reserve Amount” means the lesser of (i) $10,000,000, provided, that as of December 31st of each Fiscal Year, this amount shall equal the greater of the then Term Loan Reserve Amount or $15,000,000 until such time as the Borrower provides Projections acceptable to the Agent and Term Loan Agent and (ii) 10% of the Aggregate Borrowing Base.

(b)  Section 2.5 of the Credit Agreement. Section 2.5 of the Credit Agreement is hereby amended by inserting the following clause (c) at the end thereof:

“(c) Prepayment Fee. In the event that the Commitments are terminated and reduced to 0 under this Section 2.5 on or before the second anniversary of the Amendment No. 1 Effective Date, the Borrowers shall pay to the Administrative Agent and the Canadian Agent, as the case may be, a premium (to be paid to the Lenders, as liquidated damages and compensation for the costs of being prepared to make funds available hereunder) in an amount equal to $200,000; provided, however, that no such prepayment fee shall be payable under this Section 2.5(c) if the Commitments are terminated in connection with a refinancing whereby the Agent is the administrative agent under the new facility.”

(c)  Section 5.3(d) of the Credit Agreement. Section 5.3(d) of the Credit Agreement is hereby amended by inserting the following into clause (iv), immediately preceding “generally”:

“or by the Borrowers to the Term Loan Agent ”

(d)  Section 5.4(b) of the Credit Agreement. Section 5.4(b) of the Credit Agreement is hereby amended as follows:

(i)  The last sentence of clause (i) shall be deleted and replaced with the following:

“Prior to the occurrence of an Event of Default, the Administrative Agent, in its Permitted Discretion, may (and shall at the Required Lender’s direction), cause one (1) additional inventory per Fiscal Year to be taken at the expense of the Borrowers. Following the occurrence and during the continuance of an Event of Default, the Administrative Agent, in its Permitted Discretion, may (and shall at the Required Lender’s direction), cause additional inventories to be taken at the expense of the Borrowers.”

(ii)  Clause (ii) shall be amended and restated as follows:

“(ii) At the Borrowers’ expense, upon the request of the Administrative Agent from time to time, the Borrowers will obtain and deliver to the Administrative Agent, or, if the Administrative Agent so elects, will cooperate with the Administrative Agent in the Administrative Agent’s obtaining, a report of an independent collateral auditor satisfactory to the Administrative Agent (which may be affiliated with one of Lenders) with respect to the Books and Accounts and inventory components included in the Aggregate Borrowing Base, which report shall indicate whether or not the information set forth in the Borrowing Base Certificate most recently delivered is accurate and complete in all material respects based upon a review by such auditors of the Accounts (including verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of the Borrowers) and inventory (including verification as to the value, location and respective types); provided, however, that the Borrowers shall not be obligated to pay for more than 4 commercial finance exams in any 12 month period; provided, further, that the Borrower shall be obligated to pay for any additional commercial finance exams conducted in connection with the Borrowers request to add Eligible Accounts of Wholesale, Accounts with respect to private label credit cards, or Accounts with respect to Permitted Acquisitions to the U.S. Borrowing Base.”

(iii)  The following shall be added to the end of clause (iii), immediately preceding the period:

“; provided, further, that following the occurrence and during the continuance of an Event of Default, the Borrowers shall be obligated to pay for such additional appraisals as the Administrative Agent may, in its Permitted Discretion, require”

(iv)  Clause (iv) shall be amended by deleting “1 real property appraisal in any 12 month period”, in the fourth line and replacing it with the following:

“real property appraisals or “desktop” review of the most recent real estate appraisal as the Administrative Agent may, in its Permitted Discretion, require”

(e)  Section 6.14(a) of the Credit Agreement. Section 6.14(a) of the Credit Agreement is hereby amended as follows:

(i)  The following shall be added to the end of clause (iv), immediately preceding the semicolon

“, including, without limitation, the delivery of any notice to the Term Loan Agent (or any Term Loan Lender) of any “defaults” or “events of default” under the Term Loan Agreement or the other Term Loan Documents”

(ii)  Clauses (v) and (vi) shall be renumbered as clauses (vii) and (viii) respectively.

(iii)  The following clauses (v) and (vi) shall be inserted immediately preceding clause (vii) (previously clause (v)):

“(v) The occurrence of any Property Loss Event involving Collateral having a fair market value in excess of $500,000;

(vi) Any prepayment of Permitted Term Debt;”

(f)  Section 7.1 of the Credit Agreement. Section 7.1 of the Credit Agreement is hereby amended by deleting “and” at the end of clause (i) and inserting the following new clause (k) at the end thereof immediately before the period:

“; and

(k) Permitted Term Debt”

(g)  Section 7.3 of the Credit Agreement. Section 7.3 of the Credit Agreement is hereby amended as follows:

(i)  By deleting all of the language between the parentheses in clause (a) and replacing it with the following:

“excluding this Agreement, the other Loan Documents and the Term Loan Documents”.

(ii)  By deleting all of the language between the parentheses in clause (b) and replacing it with the following:

“excluding this Agreement, the other Loan Documents and the Term Loan Documents”.

(h)  Section 7.21 of the Credit Agreement. Section 7.21 shall be inserted immediately following Section 7.20 of the Credit Agreement and shall read as follows:

“Section 7.21  Amendments to Term Loan Agreement. The Borrowers will not agree to any amendment, modification, waiver or supplement to the Term Loan Agreement or any other agreement executed in connection therewith which contravenes the provisions of the Intercreditor Agreement.”

(i)  Section 7.22 of the Credit Agreement. Section 7.2 shall be inserted immediately following Section 7.21 of the Credit Agreement and shall read as follows:

“Section 7.22  Maximum Indebtedness. The Borrowers shall not permit or suffer to exist the aggregate of (i) all payment Obligations hereunder, plus (ii) all Permitted Term Debt, to be greater than 60% of the sum of the Eligible Inventory (valued at Cost) owned by the U.S. Borrowers and Eligible Inventory (valued at Cost) owned by Bombay Canada, tested as of December 31, 2007.”

(j)  Section 8.1 of the Credit Agreement. Section 8.1 of the Credit Agreement is hereby amended by deleting “or” at the end of clause (m) and inserting the following new clause (o) at the end thereof immediately before the period:

“; or

(o) any “Event of Default” under and as defined in the Term Loan Agreement shall have occurred and be continuing”

(k)  Section 10.19 of the Credit Agreement. Section 10.19 of the Credit Agreement is hereby amended by inserting the following at the end thereof:

“ The Borrowers hereby consent to the publication (including, without limitation, by way of press release or other public announcement), from time to time, by the Administrative Agent or any Lender of advertising material relating to the financing transactions contemplated by this Agreement and the other Loan Documents using any Borrower’s name, product photographs, logo or trademark, provided such publication shall not occur prior to the earlier of (i) the Amendment No. 1 Effective Date and (ii) any Borrower’s public announcement of such financing transactions.”

(l)  Section 10.23 of the Credit Agreement. Section 10.23 shall be inserted immediately following Section 10.22 of the Credit Agreement and shall read as follows:

“Section 10.23  Intercreditor Agreement. In the event of any conflict between any provision in this Agreement and any provision in the Intercreditor Agreement, such provision in the Intercreditor Agreement shall control and such provision of this Agreement shall be deemed to have been complied with or satisfied to the extent of such conflict.”

3.  Conditions to Effectiveness of this Amendment. This Amendment shall become effective as of the date first written above upon the satisfaction of the following conditions precedent:

(a)  The Agent shall have received a duly executed counterpart of this Amendment, executed by each of the Borrowers and the Lenders;

(b)  The Agent shall have received a duly executed counterpart of each of the Security Agreements, executed by each Borrower and Guarantor party thereto, together with copies of amendments to UCC and PPSA filings, executed by each of the Borrowers and the Lenders if necessary;

(c)  The Agent shall have received a duly executed counterpart of the Intercreditor Agreement, executed by each party thereto;

(d)  The Agent shall have received a duly executed counterpart of each Term Loan Document, executed by each of the Borrowers, Term Agent and the Term Loan Lenders.

(e)  The Agent shall have received favorable opinions of counsel to the Borrowers from (a) Thompson & Knight LLP, special U.S. counsel to the Borrowers and (b) Fraser Milner Casgrain LLP, special Canadian counsel to the Borrowers, each addressed to the Agent and the Canadian Agent, the L/C Issuers and the Lenders and addressing such matters as the Agent may reasonably request;

(f)  The Agent shall have received a certificate of the secretary or other Responsible Officer of each Borrower in charge of maintaining Books and records of such Borrower certifying as to (A) the names and signatures of each officer of such Borrower authorized to execute and deliver any of this Agreement, the Security Agreements, the Intercreditor Agreement and the Term Loan Documents, to which such Borrower is a party, (B) the Governing Documents of such Borrower attached to such certificate are complete and correct copies of such Governing Documents as in effect on the date of such certification (or, for any such Governing Document delivered to the Agent on the Closing Date, that there have been no changes from such Governing Document so delivered) and (C) the resolutions of such Borrower’s board of directors or other appropriate governing body approving and authorizing the execution, delivery and performance of each of this Agreement, the Security Agreements, the Intercreditor Agreement and the Term Loan Documents or any other agreement, to which such Borrower is a party;

(g)  The Agent and the Lenders shall have received (i) payment of the arrangement fee set forth in the Amendment Fee Letter and (ii) all other fees and costs (including reasonable attorneys fees) incurred in connection with the negotiation, preparation and execution of this Amendment; and

(h)  The Agent shall have received from the Borrowers such other documents and information as it may reasonably request.

4.  Representations and Warranties. Each Borrower represents and warrants to the Agent and the Lenders as follows:

(a) The execution, delivery and performance by such Borrower of this Amendment is within such Borrower’s corporate powers or limited liability company powers, as applicable, and has been duly authorized by all necessary corporate or limited liability company, and, if required, stockholder or member action, as applicable. This Amendment has been duly executed and delivered by such Borrower and constitutes a legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity regardless of whether considered in a proceeding in equity or at law.

(b) No consent or approval of any Governmental Authority or any other Person is required for any of the Borrowers to execute, deliver and perform this Amendment.

(c) After giving effect to this Amendment, the Agent has continuing, perfected liens in the Collateral.

5.  Miscellaneous.

(a)As of the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as modified hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single agreement.

(b)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein.

(c)This Amendment shall be deemed a Loan Document.

(d) The Section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

(e) Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall continue in full force and effect, and the terms and conditions of the Credit Agreement are expressly incorporated herein and ratified and confirmed in all respects.

(f) The fact that any term or provision of this Amendment is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

(g) This Amendment may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement and any party may enter into this Amendment by executing a counterpart. Transmission by facsimile of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.

(h) Each of the parties hereto irrevocably waives trial by jury in any action or proceeding with respect to this Amendment or any other Loan Document.

(i) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(j) The terms of this Amendment shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

THE BOMBAY COMPANY, INC.

By:___________________________
Name:
Title:

BBA HOLDINGS, LLC

By:___________________________
Name:
Title:

BOMBAY INTERNATIONAL, INC.

By:___________________________
Name:
Title:

THE BOMBAY FURNITURE COMPANY OF CANADA INC.

By:___________________________
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION, as Lender and Administrative Agent

By:___________________________________
Name:
Title: Duly Authorized Signatory

GE CANADA FINANCE HOLDING COMPANY, as Canadian Agent and as Canadian Lender

By:___________________________________
Name:
Title: Duly Authorized Signatory